UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K

________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2015

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-9936	EDISON INTERNATIONAL	California	95-4137452
1-2313	SOUTHERN CALIFORNIA EDISON COMPANY	California	95-1240335

2244 Walnut Grove Avenue (P.O. Box 976) Rosemead, California 91770 (Address of principal executive offices)	2244 Walnut Grove Avenue (P.O. Box 800) Rosemead, California 91770 (Address of principal executive offices)
(626) 302-2222 (Registrant's telephone number, including area code)	(626) 302-1212 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

NEIL Insurance Settlement
On October 12, 2015, the owners of the retired San Onofre Nuclear Generating Station ("San Onofre") reached an agreement with Nuclear Electric Insurance Limited ("NEIL") to resolve all of San Onofre's insurance claims arising out the failures of the San Onofre replacement steam generators for a total payment by NEIL of $400 million (SCE's share of which is approximately $313 million). Under the terms of the settlement agreement that resolved the California Public Utilities Commission's investigation regarding the Steam Generator Replacement Project at San Onofre, the recovery will be allocated 95% to customers and 5% to SCE after reimbursement of the costs incurred in pursuing the claims. SCE will record the recoveries from NEIL during the fourth quarter of 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDISON INTERNATIONAL
(Registrant)

/s/ Mark C. Clarke
Mark C. Clarke
Vice President and Controller

Date: October 21, 2015

SOUTHERN CALIFORNIA EDISON COMPANY
(Registrant)

/s/ Connie J. Erickson
Connie J. Erickson
Vice President and Controller

Date: October 21, 2015